UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 6, 2014

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ENTROPIC COMMUNICATIONS, INC.
(Exact Name of Registrant as Specified in Its Charter)

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Delaware	001-33844	33-0947630
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6350 Sequence Drive
San Diego, CA 92121
(Address of Principal Executive Offices and Zip Code)

(858) 768-3600
(Registrant's Telephone Number, Including Area Code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.    Results of Operations and Financial Condition.
On November 10, 2014, Entropic Communications, Inc., a Delaware corporation, issued a press release announcing, among other things, its financial results for the three and nine months ended September 30, 2014. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K. The information in this Item 2.02 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any registration statement or other document filed with the Securities and Exchange Commission, whether filed before or after the date hereof, and regardless of any general incorporation language in any such filing.

Item 2.05.    Costs Associated with Exit or Disposal Activities.
On November 6, 2014, the Company’s Board of Directors (the “Board”) approved the implementation of a corporate restructuring plan to pull in the time for the Company to achieve profitability.
The restructuring plan will include discontinuing the development of new set-top box system-on-a-chip (“STB SoC”) products, and the closure of several global facilities, including facilities located in Shanghai, China, Belfast, Northern Ireland and San Jose, California which were primarily involved in the development of STB SoC products. The Company expects that approximately 200 positions will be eliminated in connection with the restructuring plan, representing about 40% of its work force as of November 10, 2014.
The Company estimates that it will incur total pre-tax restructuring charges of between $9.0 million and $11.0 million relating to these actions, consisting of (i) cash charges of between $5.5 million and $6.5 million in severance and retention costs and between $0.5 million and $1.0 million in facilities abandonment and contract termination costs, and (ii) non-cash charges of between $3.0 million and $3.5 million in asset impairment charges. The Company commenced implementation of these actions on November 10, 2014 and expects the implementation to be substantially completed by December 31, 2014.
The timing and costs of the restructuring plan may vary from the Company's current estimates based on many factors, including the finalization of timetables for the transition of functions, consultations with employees, and the statutory severance requirements of particular legal jurisdictions impacted. The Company may incur other material charges not currently anticipated due to events that may occur as a result of, or associated with, the restructuring plan and related activities. To the extent required by applicable rules, the Company may file one or more amendments to this Current Report on Form 8-K or include such disclosure in a future Quarterly Report on Form 10-Q or Annual Report on Form 10-K as details of the restructuring plan are refined and estimates of costs and charges are finalized.

Item 2.06.    Material Impairments.
The information disclosed in Item 2.05 of this Current Report on Form 8-K is incorporated by reference to this Item 2.06.

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 6, 2014, Patrick Henry, the President and Chief Executive Officer of the Company was terminated without cause by the Board, effective November 10, 2014. Concurrent with such termination, Mr. Henry resigned from the Board and the number of authorized directors was reduced from seven to six. In connection with his termination without cause, Mr. Henry will receive the applicable severance benefits provided in the Amended and Restated Executive Employment Agreement dated December 7, 2009, as amended, between the Company and Mr. Henry.
On November 6, 2014, Theodore Tewksbury, Ph.D., age 57, was appointed as the Company’s President and Chief Executive Officer, effective November 10, 2014. Dr. Tewksbury will serve in such capacity on an interim basis until a successor is identified and appointed.

Dr. Tewksbury has served on the Company’s Board of Directors since September 2010. Prior to joining the Company, from September 2013 to November 2014, Dr. Tewksbury served as an independent consultant to various private equity firms and technology companies. From 2008 to August 2013, Dr. Tewksbury served as President and Chief Executive Officer of Integrated Device Technology Inc. (“IDT”), a publicly traded, mixed signal semiconductor solutions company. Prior to joining IDT, he served as the President and Chief Operating Officer of AMI Semiconductor, a mixed signal semiconductor company, from 2006 to 2008. Prior to that, Dr. Tewksbury served as managing director at Maxim Integrated Products, Inc., a designer, manufacturer and seller of high-performance semiconductor products, from 2000 to 2006. Dr. Tewksbury holds a B.S., an M.S. and a Ph.D. in Electrical Engineering from the Massachusetts Institute of Technology.
In connection with his appointment as the Company’s interim President and Chief Executive Officer, Dr. Tewksbury will be paid an annualized base salary of $425,000. In addition, Dr. Tewksbury has been granted an option to purchase 100,000 shares of the Company’s Common Stock. As long as Dr. Tewksbury remains employed by the Company, the stock option award will vest over a six month period, 50% on February 10, 2015 and the remainder in three equal monthly installments thereafter, such that the option will be fully vested on May 10, 2015. Dr. Tewksbury will be eligible for full acceleration of the stock option award in the event his employment is terminated following a change of control of the Company or if he is involuntarily terminated without cause by the Company or if mutually agreed with the Company in connection with his voluntary resignation. Dr. Tewksbury will have six months following termination of his employment to exercise his vested stock options. In addition, Dr. Tewksbury will be reimbursed for his commuting expenses up to $5,000 per month during his term as interim President and Chief Executive Officer. Upon the effective date of his appointment as President and Chief Executive Officer, Dr. Tewksbury became eligible to participate in other Company-sponsored benefits, such as health insurance plans, the Company’s Employee Stock Purchase Plan and its 401(k) Plan. Dr. Tewksbury will continue to vest in the equity awards previously granted to him in connection with his service as a director. He will remain on the Board, but will no longer serve as a member of its Compensation Committee. Dr. Tewksbury’s cash compensation for service as a director will be pro-rated to the date he was appointed as interim President and Chief Executive Officer, and his separate cash compensation for Board service will be suspended while he is serving in such capacity.
The Company expects to enter into a letter agreement with Dr. Tewksbury incorporating the foregoing compensation arrangements. A copy of such letter agreement will be filed as an exhibit to Entropic’s Annual Report on Form 10-K for the year ending December 31, 2014.

Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits

Number    Description
99.1    Press Release of Entropic Communications, Inc. dated November 10, 2014.

Forward-Looking Statements
Statements in this Current Report on Form 8-K that are not strictly historical are “forward-looking” and involve a high degree of risk and uncertainty, including, but not limited to, the Company's expectations for future profitability and the timing of the return to profitability, the costs and expenses that the Company anticipates will result from the restructuring plan and the expected benefits that the Company anticipates will result from the restructuring plan, all of which are prospective. Such statements are only predictions, and actual events or results may differ materially from those projected in such forward-looking statements. Factors that could cause or contribute to the differences include, but are not limited to, the Company's ability to successfully implement its restructuring plan to leverage synergies and optimize its resources; the impact of the restructuring plan on the Company's business, including a potential adverse effect on revenues and the Company's other financial results; unanticipated charges not currently contemplated that may occur as a result of the restructuring plan; the Company's ability to continue to attract and retain key engineering and management employees, and risks and other uncertainties more fully described in the Company's filings with the Securities and Exchange Commission, including, but not limited to, the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2014. These forward-looking statements speak only as of the date hereof, and the Company expressly disclaims any intent or obligation to update these forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

ENTROPIC COMMUNICATIONS, INC.

Dated:	November 10, 2014	By:	/s/ Lance W. Bridges
Lance W. Bridges, Esq. Senior Vice President and General Counsel

EXHIBIT INDEX

Number	Description
99.1	Press Release of Entropic Communications, Inc. dated November 10, 2014.